For more information, contact: Gilbert Avanes – EVP, CFO, and Treasurer Andrzej Matyczynski – EVP Global Operations (213) 235-2240

Reading International Reports First Quarter 2022 Results

and COVID-19 Business Update

Earnings Call Webcast to Discuss First Quarter Financial Results and COVID-19 Business Updates

Scheduled to Post to Corporate Website on Thursday,  May 12, 2022

New York, New York - (BUSINESS WIRE) May 10, 2022: Reading International, Inc. (NASDAQ: RDI) (the “Company”), an internationally diversified cinema and real estate company with operations and assets in the United States, Australia, and New Zealand, today announced its results for the first quarter ended March 31, 2022

President and Chief Executive Officer, Ellen Cotter said, “Our Company continues its path to recovery, achieving worldwide revenues of $40.2 million, nearly double revenues of $21.3 million for the same period in 2021.  Almost all of our global cinemas were open during the first quarter 2022 and movies, like The Batman,  Uncharted and The Worst Person in the World attracted audiences. After an enthusiastic and optimistic CinemaCon in Las Vegas at the end of April, our confidence in the cinema business remains strong in light of upcoming 2022 movies, like Minions: The Rise of Gru, Top Gun: Maverick, Jurassic World: Dominion, Bullet Train, Elvis, Thor: Love and Thunder, Black Adam, Black Panther: Wakanda Forever, Babylon, and Avatar: The Way of Water.”

“With respect to our real estate business, we are encouraged by the continued improvement in our portfolio over the first quarter, particularly due to the execution of a long-term lease for the three retail floors of our historic 44 Union Square property in New York City.  And, substantially all our 72 third-party tenants in our Australian and New Zealand properties were either open or in the process of building out or refurbishing tenant improvements, as of March 31, 2022.”

Ms. Cotter concluded, “Our ‘two business/three country’ diversified business structure, strategic adaptability and dedicated global executive and employee team continue to serve as the foundation for a recovery from the devastating impacts of the COVID-19 pandemic over the past two years.”

Key Consolidated Financial Results for the First Three Months of 2022

•	Achieved worldwide revenues of $40.2 million, nearly double revenues of $21.3 million for the same period in 2021.

•	Operating loss reduced to ($11.8) million, compared to an operating loss of ($14.0) million for the same period in 2021.

•

Due to the successful monetizations of our properties in Manukau, New Zealand, and Coachella in Q1 2021, which generated $61.1 million of sales proceeds for Reading, our Q1 2022 basic loss per share of  ($0.70) decreased from our basic earnings per share of $0.87 for Q1 2021.

•	For the same reason above, net loss attributable to Reading International, Inc. was ($15.4) million in Q1 2022, compared to a net income of $19.0 million for the same period in 2021

•	The Australian dollar and New Zealand dollar average exchange rates weakened against the U.S. dollar by 6.3% and 6.0%, respectively, compared to the same period in the prior year.

Key Cinema Business Highlights

Cinema segment revenues for Q1 2022 increased by $19.2 million, to $37.3 million compared to Q1 2021. Cinema segment operating loss for Q1 2022 decreased by $1.1 million, to a loss of  ($7.1)  million compared to the same period in 2021.  The changes between 2021 and 2022 were related to (i) more days of operations for our cinema circuit because of fewer government mandates and (ii) a stronger film slate despite the presence of the Omicron BA.2 and other variants.

Our variable operating costs increased accordingly, in line with these changes to the operational landscape. With regard to occupancy, costs increased in Australia and New Zealand as a result of internal rent that was abated during 2021. We continue in occupancy in all of our cinemas and have not lost any cinema assets as a result of the COVID-19 pandemic.

In March 2022, we re-launched our Consolidated Theatre in Kapolei, in Western Oahu, Hawaii with eight screens featuring recliner seating and a renovation of the lobby areas.

Key Real Estate Business Highlights

Real estate segment revenue for Q1 2022 increased by $0.8 million to $4.2 million, compared to Q1 2021. Real estate segment operating income for Q1 2022 increased by $1.5 million, to $0.1 million compared to Q1 2021.  The changes between 2021 and 2022 were attributable to (i) an increase in internal rental income in Australia and New Zealand that was abated during 2021 and (ii) rental revenue generated from our two Live Theatres in New York City, which were both closed during Q1 2021.

On July 20, 2021, our Orpheum Theatre in New York City reopened to the public with the resumption of STOMP, which was amongst the first New York shows to resume live public performances. On October 8, 2021, live public performances resumed at our Minetta Lane Theatre in New York, which continues to be licensed by Audible, an Amazon company.

Key Balance Sheet, Cash, and Liquidity Highlights

As of March 31, 2022, our cash and cash equivalents were $67.3 million.  As of March 31, 2022, we had total debt of $238.1 million against total book value assets of $670.6 million, compared to $236.9 million and $687.7 million, respectively,  as of December 31, 2021.

•	On March 3, 2022, we exercised the first of two six-month options to extend the Cinemas 1,2,3 Term Loan, taking the maturity to October 1, 2022

For more information about our borrowings, please refer to Part I – Financial Information, Item 1 – Notes to Consolidated Financial Statements-- Note 11 – Borrowings.

Conference Call and Webcast

We plan to post our pre-recorded conference call and audio webcast on our corporate website on May 12, 2022, which will feature prepared remarks from Ellen Cotter, President and Chief Executive Officer; Gilbert Avanes, Executive Vice President, Chief Financial Officer and Treasurer; and Andrzej Matyczynski, Executive Vice President - Global Operations.

A pre-recorded question and answer session will follow our formal remarks. Questions and topics for consideration should be submitted to InvestorRelations@readingrdi.com by 5:00 p.m. Eastern Time on May 11, 2022. The audio webcast can be accessed by visiting https://investor.readingrdi.com/financials after Midnight Eastern Time on May 12, 2022.

About Reading International, Inc.

Reading International, Inc. (NASDAQ: RDI), an internationally diversified cinema and real estate company operating through various domestic and international subsidiaries, is a leading entertainment and real estate company, engaging in the development, ownership, and operation of cinemas and retail and commercial real estate in the United States, Australia, and New Zealand.

Reading’s cinema subsidiaries operate under multiple cinema brands: Reading Cinemas, Angelika Film Centers, Consolidated Theatres, and the State Cinema by Angelika. Its live theatres are owned and operated by its Liberty Theaters subsidiary, under the Orpheum and Minetta Lane names. Its signature property developments are maintained in special purpose entities and operated under the names Newmarket Village, Cannon Park, and The Belmont Common in Australia, Courtenay Central in New Zealand, and 44 Union Square in New York City.

Additional information about Reading can be obtained from our Company's website: http://www.readingrdi.com.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains forward-looking statements within the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "may," "will," "expect," "believe," "intend," "future," and "anticipate" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expected operating results; our expectations regarding the timing of the reopening of our cinemas and theatres; our expectations regarding the future of the cinema exhibition industry; our belief regarding our diversified business/country diversification strategy; our expectations regarding the relationship with our landlords and lenders; our expectations regarding the leasing and performance of our various real estate assets, including 44 Union Square; and our expectations of our liquidity. For more detailed information on our Forward-looking statements, see the factors discussed under the caption CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS in our Annual Report on Form 10-K for the year ended December 31, 2021, and of our quarterly report on Form 10-Q for the quarter ended March 31, 2022.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the adverse impact of the COVID-19 pandemic and any variant thereof on short-term and/or long-term entertainment, leisure and discretionary spending habits and practices of our patrons and on our results from operations, liquidity, cash flows, financial condition, and access to credit markets, and those factors discussed throughout Part I, Item 1A – Risk Factors and Part II, Item 7 – Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2021, as well as the risk factors set forth in any other filings made under the Securities Act of 1934, as amended, including any of our Quarterly Reports on Form 10-Q, for more information.

Any forward-looking statement made by us in this Earnings Release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Reading International, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(Unaudited; U.S. dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021
Revenue
Cinema	$37,347	$18,115
Real estate	2,853	3,192
Total revenue	40,200	21,307
Costs and expenses
Cinema	(38,503)	(21,882)
Real estate	(2,157)	(2,655)
Depreciation and amortization	(5,524)	(5,650)
General and administrative	(5,796)	(5,097)
Total costs and expenses	(51,980)	(35,284)
Operating income (loss)	(11,780)	(13,977)
Interest expense, net	(3,205)	(4,363)
Gain (loss) on sale of assets	—	46,545
Other income (expense)	(781)	1,641
Income (loss) before income tax expense and equity earnings of unconsolidated joint ventures	(15,766)	29,846
Equity earnings of unconsolidated joint ventures	(65)	(50)
Income (loss) before income taxes	(15,831)	29,796
Income tax benefit (expense)	378	(7,728)
Net income (loss)	$(15,453)	$22,068
Less: net income (loss) attributable to noncontrolling interests	(99)	3,103
Net income (loss) attributable to Reading International, Inc.	$(15,354)	$18,965
Basic earnings (loss) per share	$(0.70)	$0.87
Diluted earnings (loss) per share	$(0.70)	$0.86
Weighted average number of shares outstanding–basic	21,955,985	21,761,307
Weighted average number of shares outstanding–diluted	22,500,658	22,170,268

Reading International, Inc. and Subsidiaries

Consolidated Balance Sheets

(U.S. dollars in thousands, except share information)

	March 31,	December 31,
	2022	2021
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$67,263	$83,251
Restricted cash	4,552	5,320
Receivables	3,358	5,360
Inventories	1,350	1,408
Derivative financial instruments - current portion	793	96
Prepaid and other current assets	6,207	4,871
Total current assets	83,523	100,306
Operating property, net	306,693	306,657
Operating lease right-of-use assets	224,754	227,367
Investment and development property, net	9,668	9,570
Investment in unconsolidated joint ventures	5,108	4,993
Goodwill	27,232	26,758
Intangible assets, net	3,058	3,258
Deferred tax asset, net	2,233	2,220
Derivative financial instruments - non-current portion	109	112
Other assets	8,239	6,461
Total assets	$670,617	$687,702
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$40,055	$39,678
Film rent payable	3,180	7,053
Debt - current portion	40,976	11,349
Subordinated debt - current portion	720	711
Derivative financial instruments - current portion	85	181
Taxes payable - current	10,742	10,655
Deferred revenue	9,422	9,996
Operating lease liabilities - current portion	24,397	23,737
Other current liabilities	9,559	3,619
Total current liabilities	139,136	106,979
Debt - long-term portion	166,861	195,198
Subordinated debt, net	26,783	26,728
Noncurrent tax liabilities	7,534	7,467
Operating lease liabilities - non-current portion	220,215	223,364
Other liabilities	16,594	22,906
Total liabilities	$577,123	$582,642
Commitments and contingencies (Note 14)
Stockholders’ equity:
Class A non-voting common shares, par value $0.01, 100,000,000 shares authorized,
33,250,482 issued and 20,314,372 outstanding at March 31, 2022 and
33,198,500 issued and 20,262,390 outstanding at December 31, 2021	234	233
Class B voting common shares, par value $0.01, 20,000,000 shares authorized and
1,680,590 issued and outstanding at March 31, 2022 and December 31, 2021	17	17
Nonvoting preferred shares, par value $0.01, 12,000 shares authorized and no issued
or outstanding shares at March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	152,364	151,981
Retained earnings/(deficits)	(27,986)	(12,632)
Treasury shares	(40,407)	(40,407)
Accumulated other comprehensive income	8,406	4,882
Total Reading International, Inc. stockholders’ equity	92,628	104,074
Noncontrolling interests	866	986
Total stockholders’ equity	93,494	105,060
Total liabilities and stockholders’ equity	$670,617	$687,702

Reading International, Inc. and Subsidiaries

Segment Results

(Unaudited; U.S. dollars in thousands)

	Three Months Ended
	March 31,		% Change Favorable/
(Dollars in thousands)	2022	2021	(Unfavorable)
Segment revenue
Cinema
United States	$17,517	$3,790	>100%
Australia	16,981	12,118	40%
New Zealand	2,849	2,207	29%
Total	$37,347	$18,115	>100%
Real estate
United States	$676	$219	>100%
Australia	3,130	2,874	9%
New Zealand	356	230	55%
Total	$4,162	$3,323	25%
Inter-segment elimination	(1,309)	(131)	(>100)%
Total segment revenue	$40,200	$21,307	89%
Segment operating income (loss)
Cinema
United States	$(6,319)	$(8,960)	29%
Australia	(572)	816	(>100)%
New Zealand	(325)	(131)	(>100)%
Total	$(7,216)	$(8,275)	13%
Real estate
United States	$(1,063)	$(1,544)	31%
Australia	1,444	659	>100%
New Zealand	(277)	(483)	43%
Total	$104	$(1,368)	>100%
Total segment operating income (loss) (1)	$(7,112)	$(9,643)	26%

(1)	Total segment operating income is a non-GAAP financial measure. See the discussion of non-GAAP financial measures that follows.

Reading International, Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss)

(Unaudited; U.S. dollars in thousands)

	Three Months Ended
	March 31,
(Dollars in thousands)	2022	2021
Net Income (loss) attributable to Reading International, Inc.	$(15,354)	$18,965
Add: Interest expense, net	3,205	4,363
Add: Income tax expense (benefit)	(378)	7,728
Add: Depreciation and amortization	5,524	5,650
EBITDA	$(7,003)	$36,706
Adjustments for:
Legal expenses relating to the Derivative litigation, the James J. Cotter Jr. employment arbitration and other Cotter litigation matters	—	26
Adjusted EBITDA	$(7,003)	$36,732

Reading International, Inc. and Subsidiaries

Reconciliation of Total Segment Operating Income (Loss) to Income (Loss) before Income Taxes

(Unaudited; U.S. dollars in thousands)

	Three Months Ended
	March 31,
(Dollars in thousands)	2022	2021
Segment operating income (loss)	$(7,112)	$(9,643)
Unallocated corporate expense
Depreciation and amortization expense	(277)	(231)
General and administrative expense	(4,391)	(4,103)
Interest expense, net	(3,205)	(4,363)
Equity earnings of unconsolidated joint ventures	(65)	(50)
Gain (loss) on sale of assets	—	46,545
Other income (expense)	(781)	1,641
Income (loss) before income tax expense	$(15,831)	$29,796

Non-GAAP Financial Measures

This Earnings Release presents total segment operating income (loss), EBITDA, and Adjusted EBITDA, which are important financial measures for our Company, but are not financial measures defined by U.S. GAAP.

These measures should be reviewed in conjunction with the relevant U.S. GAAP financial measures and are not presented as alternative measures of earnings (loss) per share, cash flows or net income (loss) as determined in accordance with U.S. GAAP. Total segment operating income (loss) and EBITDA, as we have calculated them, may not be comparable to similarly titled measures reported by other companies.

Total segment operating income (loss) – we evaluate the performance of our business segments based on segment operating income (loss), and management uses total segment operating income (loss) as a measure of the performance of operating businesses separate from non-operating factors. We believe that information about total segment operating income (loss) assists investors by allowing them to evaluate changes in the operating results of our Company’s business separate from non-operational factors that affect net income (loss), thus providing separate insight into both operations and the other factors that affect reported results.

EBITDA – We use EBITDA in the evaluation of our Company’s performance since we believe that EBITDA provides a useful measure of financial performance and value. We believe this principally for the following reasons:

We believe that EBITDA is an accepted industry-wide comparative measure of financial performance. It is, in our experience, a measure commonly adopted by analysts and financial commentators who report upon the cinema exhibition and real estate industries, and it is also a measure used by financial institutions in underwriting the creditworthiness of companies in these industries. Accordingly, our management monitors this calculation as a method of judging our performance against our peers, market expectations, and our creditworthiness. It is widely accepted that analysts, financial commentators, and persons active in the cinema exhibition and real estate industries typically value enterprises engaged in these businesses at various multiples of EBITDA. Accordingly, we find EBITDA valuable as an indicator of the underlying value of our businesses. We expect that investors may use EBITDA to judge our ability to generate cash, as a basis of comparison to other companies engaged in the cinema exhibition and real estate businesses and as a basis to value our company against such other companies.

EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States of America and it should not be considered in isolation or construed as a substitute for net income (loss) or other operations data or cash flow data prepared in accordance with generally accepted accounting principles in the United States for purposes of analyzing our profitability. The exclusion of various components, such as interest, taxes, depreciation, and amortization, limits the usefulness of these measures when assessing our financial performance, as not all funds depicted by EBITDA are available for management’s discretionary use. For example, a substantial portion of such funds may be subject to contractual restrictions and functional requirements to service debt, to fund necessary capital expenditures, and to meet other commitments from time to time.

EBITDA also fails to take into account the cost of interest and taxes. Interest is clearly a real cost that for us is paid periodically as accrued. Taxes may or may not be a current cash item but are nevertheless real costs that, in most situations, must eventually be paid. A company that realizes taxable earnings in high tax jurisdictions may, ultimately, be less valuable than a company that realizes the same amount of taxable earnings in a low tax jurisdiction. EBITDA fails to take into account the cost of depreciation and amortization and the fact that assets will eventually wear out and have to be replaced.

Adjusted EBITDA – using the principles we consistently apply to determine our EBITDA, we further adjusted the EBITDA for certain items we believe to be external to our core business and not reflective of our costs of doing business or results of operation. Specifically, we have adjusted for (i) legal expenses relating to extraordinary litigation, and (ii) any other items that can be considered non-recurring in accordance with the two-year SEC requirement for determining an item is non-recurring, infrequent or unusual in nature.